PROSPECTUS Dated                                Pricing Supplement No. 20
July 8, 2005                                    December 5, 2005



                   U.S. $18,000,000,000         Rule 424 (b)(3)
                                            Registration Statement
                FORD MOTOR CREDIT COMPANY       No. 333-125947

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES


             - - - - - - - - - - - - - - -


                Interest Rate Per Annum
                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
----------  --------------    ---------------   ----------------
12/05/2005       4.69%             4.84%              4.99%